Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Summit Therapeutics Inc. of our report dated September 29, 2020 relating to the financial statements, which appears in Summit Therapeutics Inc’s Annual Report included in the Company’s Current Report on Form 8-K dated September 29, 2020 for the eleven months ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom

October 5, 2020